Exhibit 99.1

ABIOMED ANNOUNCES RECORD REVENUE OF $67.6 MILLION, UP 34% AND U.S. PATIENT

GROWTH UP 42% IN FISCAL FOURTH QUARTER 2015

•	Total Year Revenue of $230.3 Million, Up 25% Over the Prior Year

DANVERS, Mass. — May 5, 2015 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported fiscal fourth quarter 2015 revenue of $67.6 million, up 34% compared to revenue of $50.4 million in the same period of fiscal 2014, and a fiscal fourth quarter 2015 GAAP net income of $98.9 million, or $2.24 per diluted share, compared to $3.6 million, or $0.09 per diluted share, in the prior year period.

Fiscal fourth quarter GAAP income from operations totaled $12.4 million, up 235% compared to $3.7 million in the prior year. GAAP net income included an income tax benefit of $86.5 million largely due to the release of the valuation allowance on most of Abiomed’s deferred tax assets. The release of the valuation allowance is a onetime accounting adjustment with the offset recorded on the balance sheet as short and long term deferred tax assets based on the Company’s estimates of sustainable profitability.

For fiscal year 2015, total revenue was $230.3 million, up 25% compared to revenue of $183.6 million in fiscal year 2014. GAAP net income was $113.7 million or $2.65 per diluted share compared with $7.4 million or $0.18 per diluted share in fiscal year 2014.

Financial and operating highlights during the fourth quarter and for the full fiscal year include:

•	Fiscal fourth quarter worldwide Impella® revenue totaled $63.4 million, an increase of 38% compared to revenue of $46.1 million during the same period of the prior year. Full year worldwide Impella revenue totaled $212.7 million, up 27% compared to $167.0 million for fiscal year 2014.

•	Fiscal fourth quarter U.S. Impella revenue grew 38% to $57.7 million from $41.8 million in the prior year. Full year U.S. Impella revenue totaled $191.5 million, up 26% compared to $152.0 million in the prior year.

•	An additional 27 hospitals made initial purchases of Impella during the quarter, compared to 23 new hospital sites in the prior year period, bringing the installed customer base to 958 sites. As part of Abiomed’s continued Impella CP® launch, 57 hospitals purchased Impella CP, bringing the total number of Impella CP U.S. sites to 640, 67% of total Impella sites.

•	Outside the U.S., fiscal fourth quarter Impella revenue was $5.7 million, an increase of 30% over the prior year.

•	Gross margin for fiscal fourth quarter 2015 was 84.0% compared to 79.9% in the fourth quarter of fiscal 2014. For the full fiscal year, gross margin was 82.7% compared to 79.7% in the prior year. There were 529 Impella AIC consoles placed during fiscal year 2015 compared to 675 in fiscal year 2014.

•	Fiscal fourth quarter income from operations was $12.4 million, or operating margin of 18.3% compared to $3.7 million, or operating margin of 7.3% in the prior year period. For the full fiscal year, income from operations was $28.7 million or operating margin of 12.4% compared to $8.4 million or operating margin of 4.6% in the prior year.

•	Cash, cash equivalents, short and long-term marketable securities totaled $146.0 million as of March 31, 2015. The Company has no debt.

•	On March 23, Abiomed and the FDA announced that the Impella 2.5 had received FDA approval for elective and urgent high risk percutaneous coronary intervention (PCI) procedures, making it the only FDA-approved percutaneous hemodynamic support device determined to be safe and effective for the high risk PCI indication.

“This quarter and fiscal year, Abiomed executed and achieved high growth, regulatory approvals, sustainable profitability and is positioned to address a substantial clinical need as Impella becomes the standard of care,” said Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed.

FISCAL YEAR 2016 OUTLOOK

The Company is increasing its fiscal year 2016 guidance for total revenue to be in the range of $285 million to $295 million, an increase of 24% to 28% from the prior year. This new range compares to the previous estimated range of $260 million to $270 million. The Company is also giving its fiscal year guidance for GAAP operating margin to be in the range of 12% to 16%.

CONFERENCE CALL

The Company will host a conference call to discuss the results on Tuesday, May 5, 2015, at 8:00 a.m. EDT. Michael R. Minogue, Chairman, President and Chief Executive Officer; Robert L. Bowen, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (855) 212-2361; the international number is (678) 809-1538. A replay of this conference call will be available beginning at 11 a.m. EDT May 5, 2015 through 11:59 p.m. EDT on May 7, 2015. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 5151339.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and financial guidance for fiscal year 2016. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will,” and other words and terms of similar meaning. These forward-looking statements include all matters that are not historical facts. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing, commercialization and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, dependence on Impella products for a significant portion of the Company’s revenue, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or otherwise, unless otherwise required by law.

For further information please contact:

Ingrid Goldberg,

Director, Investor Relations

978-646-1590

ir@abiomed.com

Aimee Genzler

Director, Corporate Communications

978-646-1553

agenzler@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	March 31, 2015	March 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$22,401	$20,916
Short-term marketable securities	109,557	55,663
Accounts receivable, net	31,828	24,357
Inventories	16,774	13,948
Prepaid expenses and other current assets	4,479	3,082
Deferred tax assets, net	35,100	—

Total current assets	220,139	117,966
Long-term marketable securities	13,996	41,761
Property and equipment, net	9,127	6,889
Goodwill	31,534	37,990
In-process research and development	14,711	—
Long-term deferred tax assets, net	45,206	—
Other assets	3,654	801

Total assets	$338,367	$205,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,389	$7,746
Accrued expenses	21,894	17,899
Deferred revenue	7,036	4,766

Total current liabilities	39,319	30,411
Other long-term liabilities	183	228
Contingent consideration	6,510	—
Long-term deferred tax liabilities	795	6,415

Total liabilities	46,807	37,054

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	413	411
Authorized - 100,000,000 shares; Issued - 42,618,717 shares at March 31, 2015 and 41,122,695 shares at March 31, 2014;
Outstanding - 41,335,773 shares at March 31, 2015 and 39,916,328 shares at March 31, 2014
Additional paid in capital	465,046	436,136
Accumulated deficit	(137,222)	(250,910)
Treasury stock at cost - 1,282,944 shares at March 31, 2015 and 1,206,367 shares at March 31, 2014	(19,347)	(16,554)
Accumulated other comprehensive loss	(17,330)	(730)

Total stockholders’ equity	291,560	168,353

Total liabilities and stockholders’ equity	$338,367	$205,407

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended March 31,		Year Ended March 31,
	2015	2014	2015	2014
Revenue:
Product revenue	$67,550	$50,242	$229,950	$183,280
Funded research and development	7	191	361	363

	67,557	50,433	230,311	183,643

Costs and expenses:
Cost of product revenue	10,806	10,114	39,945	37,322
Research and development	9,853	7,920	35,973	30,707
Selling, general and administrative	34,535	28,721	125,727	107,251

	55,194	46,755	201,645	175,280

Income from operations	12,363	3,678	28,666	8,363

Other income (expense):
Investment income (expense), net	68	40	196	118
Other (expense) income, net	(59)	44	(97)	49

	9	84	99	167

Income before provision for income taxes	12,372	3,762	28,765	8,530
Income tax (benefit) provision	(86,502)	140	(84,923)	1,179

Net income	$98,874	$3,622	$113,688	$7,351

Basic net income per share	$2.40	$0.09	$2.80	$0.19
Basic weighted average shares outstanding	41,168	39,810	40,632	39,334

Diluted net income per share	$2.24	$0.09	$2.65	$0.18
Diluted weighted average shares outstanding	44,049	42,125	42,858	41,606